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                                                             EXHIBIT NO. 99.1(i)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

     Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Emerging Markets Debt Fund, MFS International Value Fund and MFS International Growth Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

     1.   The additional class of Shares is designated "Class W Shares";

     2. Class W Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

     3. The purchase price of Class W Shares, the method of determination of the net asset value of Class W Shares, the price, terms and manner of redemption of Class W Shares, and relative dividend rights of holders of Class W Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

     4. Class W Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 18th day of April, 2006 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER
----------------
Robert E. Butler
804 W. Park Avenue
State College PA  16803

LAWRENCE H. COHN
----------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING
----------------
David H. Gunning
2571 N. Park Blvd.
Cleveland Heights OH  44106

WILLIAM R. GUTOW
----------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230

MICHAEL HEGARTY
---------------
Michael Hegarty
177 Old Briarcliff Road
Briarcliff Manor NY  10510

J. ATWOOD IVES
--------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108

ROBERT J. MANNING
-----------------
Robert J. Manning
13 Rockyledge Road
Swampscott MA  01907

LAWRENCE T. PERERA
------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

ROBERT C. POZEN
---------------
Robert C. Pozen
9 Arlington Street
Boston MA 02116

J. DALE SHERRATT
----------------
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN
-----------------
Laurie J. Thomsen
235 Nashawtuc Road
Concord MA 01742

ROBERT W. UEK
-------------
Robert W. Uek
536 Tierra Mar Lane
Naples FL  34108